Exhibit 10.3
AMENDMENT NO. 1 TO REVOLVING CREDIT AGREEMENT
AMENDMENT NO. 1 TO REVOLVING CREDIT AGREEMENT, dated as of June 17, 2016 (this “Agreement”), by and among BDF ACQUISITION CORP., a Delaware corporation (the “Company” or the “Borrower”), the other Credit Parties party hereto, ROYAL BANK OF CANADA, as administrative agent (the “Administrative Agent”) and the lenders party hereto (the “Consenting Lenders”).
RECITALS:
WHEREAS, reference is hereby made to the Revolving Credit Agreement, dated as of February 12, 2014 (as amended, restated, supplemented or otherwise modified from time to time immediately prior to the effectiveness of this Agreement, the “Existing Credit Agreement” and, as amended by this Agreement, the “Credit Agreement”), among BDF Intermediate, LLC, a Delaware limited liability company, the Company, the Subsidiary Borrowers from time to time party thereto (together with the Company, collectively, the “Borrowers”), the lending institutions from time to time party thereto, the Administrative Agent and Royal Bank of Canada, as Collateral Agent and Letter of Credit Issuer (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement);
WHEREAS, the Borrower has requested that the Lenders agree to make certain amendments to the Existing Credit Agreement as set forth herein.
NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:
SECTION 1.    Amendments to Existing Credit Agreement. The Existing Credit Agreement is, subject to the satisfaction of the applicable conditions precedent set forth in Section 3 of this Agreement, hereby amended as follows:
(a)    Amendments to Section 1.01.
(i)    Section 1.01 of the Existing Credit Agreement is hereby amended by adding the following new defined terms in their correct alphabetical order:
“Amendment No. l” means Amendment No. 1 to this Agreement, dated as of June 17, 2016, among the Borrower, the other Credit Parties party thereto, the Administrative Agent and the Lenders party thereto.
“Amendment No. 1 Effective Date” has the meaning assigned to such term in Amendment No. 1.
“Amendment No. 1 to First Lien Term Loan Agreement” means that certain Amendment No. 1 to Credit Agreement, dated as of the Amendment No. 1 Effective Date, among Holdings, the Borrower, the other Credit Parties party thereto, the First Lien Administrative Agent and the lenders party thereto.

(ii)    Section 1.01 of the Existing Credit Agreement is hereby amended by amending and restating the definition of “Revolving Credit Maturity Date” as follows:
“Revolving Credit Maturity Date” shall mean August 12, 2020, or, if such date is not a Business Day, the next preceding Business Day.
(b)    Amendments to Section 10.1. Section 10.1(v) of the Existing Credit Agreement is hereby amended by replacing the references therein to “(as in effect on the Closing Date)” with “(as in effect on the Amendment No. 1 Effective Date, after giving effect to the Amendment No. 1 to First Lien Term Loan Agreement)”.
SECTION 2.    Termination of Overadvance Borrowing Base and Tranche B Borrowing Base.
(a)    Pursuant to Section 4.2(b) of the Credit Agreement, the Borrower hereby notifies the Lenders and the Administrative Agent that the Overadvance Borrowing Base is terminated effective as of the Amendment No. 1 Effective Date, and the Administrative Agent and the Consenting Lenders hereby agree to waive the requirement to provide 2 Business Days’ prior written notice as set forth therein.
(b)    Pursuant to Section 4.2(c) of the Credit Agreement, the Borrower hereby notifies the Lenders and the Administrative Agent that the Tranche B Borrowing Base is terminated effective as of the Amendment No. 1 Effective Date, and the Administrative Agent and the Consenting Lenders hereby agree to waive the requirement to provide 2 Business Days’ prior written notice as set forth therein. Any Tranche B Loans outstanding on the Amendment No. 1 Effective Date shall be deemed to be Tranche A Loans for all purposes from and after the Amendment No. 1 Effective Date.
SECTION 3.    Conditions to Effectiveness. This Agreement shall become effective on the first date (the “Amendment No. 1 Effective Date”) when each of the applicable conditions set forth below have been satisfied (or waived) in accordance with the terms hereof:
(i)    the Administrative Agent shall have received counterparts to this Agreement from the Borrower, the other Credit Parties and Lenders constituting Required Lenders;
(ii)    the Administrative Agent shall have received certified copies of resolutions or other corporate action, incumbency certificates and/or other certificates of an Authorized Officer of the Borrower Representative as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Authorized Officer thereof authorized to act as an Authorized Officer in connection with this Agreement;
(iii)    the representations and warranties set forth in Section 8 of the Credit Agreement shall be true and correct in all material respects on and as of the date of such effectiveness; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date;
(iv)    the Administrative Agent shall have received, for the account of each Consenting Lender that delivers an executed signature page to the Administrative Agent prior to 5:00 p.m. (New York City time) on June 8, 2016 a consent fee (the “Consent Fee”) in an amount equal to 0.10% of each such Consenting Lender’s outstanding Revolving Credit Commitments (it being understood that the Borrower shall have no obligation to pay the Consent Fee if the Amendment No. 1 Effective Date does not occur).
(v)    no Event of Default shall have occurred and be continuing or shall result upon giving effect to the Amendment No. 1 Effective Date;
(vi)    the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying as to the matters set forth in clauses (iii) and (v) of this Section 3; and
(vii)    the Administrative Agent shall have received, for the account of each Lender, (x) any accrued and unpaid Commitment Fees on the Overadvance Tranche and Tranche B Borrowing Base and (y) any accrued and unpaid interest on any Tranche B Loans converted into Tranche A Loans as provided in Section 2(b) above.
SECTION 4.    Expenses. Each of the Credit Parties hereby reconfirms its respective obligations pursuant to Section 13.5 of the Credit Agreement to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent in connection with this Agreement.
SECTION 5.    Reaffirmation of the Credit Parties. Each Credit Party hereby consents to the amendment of the Existing Credit Agreement effected hereby and confirms and agrees that, notwithstanding the effectiveness of this Agreement, each Credit Document to which such Credit Party is a party is, and the obligations of such Credit Party contained in the Existing Credit Agreement, this Agreement or in any other Credit Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended by this Agreement. For greater certainty and without limiting the foregoing, each Credit Party hereby confirms that the existing security interests granted by such Credit Party in favor of the Secured Parties pursuant to the Credit Documents in the Collateral described therein shall continue to secure the obligations of the Credit Parties under the Credit Agreement and the other Credit Documents as and to the extent provided in the Credit Documents.
SECTION 6.    Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except in accordance with Section 13.1 of the Credit Agreement.
SECTION 7.    Entire Agreement. This Agreement, the Credit Agreement and the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Existing Credit Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. It is understood and agreed that each reference in each Credit Document to the Credit Agreement, whether direct or indirect, shall hereafter be deemed to be a reference to the Existing Credit Agreement as amended hereby and that this Agreement is a Credit Document and a Joinder Agreement. This Agreement shall not constitute a novation of any amount owing under the Existing Credit Agreement and all amounts owing in respect of principal, interest, fees and other amounts pursuant to the Existing Credit Agreement and the other Credit Documents continue to be owing under the Credit Agreement or such other Credit Documents until paid in accordance therewith.

SECTION 8.    GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 9.    Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.
SECTION 10.    Counterparts. This Agreement may be executed in counterparts (including by facsimile or other electronic transmission), each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.
[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.

BDF ACQUISITION CORP., as Borrower

By:	/s/ John Sullivan
Name: John Sullivan
Title: Chief Financial Officer

BDF INTERMEDIATE, LLC, as Holdings

By:	/s/ John Sullivan
Name: John Sullivan
Title: Chief Financial Officer

BOB’S DISCOUNT FURNITURE OF MASSACHUSETTS, LLC

By:	/s/ John Sullivan
Name: John Sullivan
Title: Chief Financial Officer

FURNITURE NORTH, LLC

By:	/s/ John Sullivan
Name: John Sullivan
Title: Chief Financial Officer

BOB’S DISCOUNT FURNITURE, LLC

By:	/s/ John Sullivan
Name: John Sullivan
Title: Chief Financial Officer
Amendment No. 1 to Revolving Credit Agreement – Signature Page

BOB’S DISCOUNT FURNITURE OF NY, LLC

By:	/s/ John Sullivan
Name: John Sullivan
Title: Chief Financial Officer

RAKG PARTNERS, LLC

By:	/s/ John Sullivan
Name: John Sullivan
Title: Chief Financial Officer
Amendment No. 1 to Revolving Credit Agreement – Signature Page

ROYAL BANK OF CANADA, as Administrative
Agent

By:	/s/ Yvonne Brazier
Name: Yvonne Brazier
Title: Manager, Agency Services
Amendment No. 1 to Revolving Credit Agreement – Signature Page

ROYAL BANK OF CANADA, as a Lender

By:	/s/ A. Chaykoski
Name: A. Chaykoski
Title: Attorney in Fact

By:	/s/ M. Fernandes
	Name:	M. Fernandes
	Title:	Attorney in Fact
Amendment No. 1 to Revolving Credit Agreement – Signature Page

UBS AG, STAMFORD BRANCH, as a Lender

By:	/s/ Craig Pearson
Name: Craig Pearson
Title: Associate Director
Banking Product Services, US

By:	/s/ Darlene Arias
Name: Darlene Arias
Title: Director
Amendment No. 1 to Revolving Credit Agreement – Signature Page